Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BETWEEN

DARWIN RESOURCES, INC.

AND

APTEK COMMUNICATIONS PRODUCTS, INC.

December __, 2010

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares (provided that a registration statement under the Securities Act providing for the resale of the Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of December __, 2010 by and between Darwin Resources, Inc., a Delaware corporation (the “Company”), and Aptek Communications Products, Inc., a Florida corporation (the “Purchaser”).

NOW THEREFORE, in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree each with the other as follows:

ARTICLE 1.     PURCHASE AND SALE OF COMMON STOCK

1.1       Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, 20,000,000 shares (the “Common Shares” or “Shares ”) of the Company’s common stock, par value $0.000001 per share (the “Common Stock”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “ Securities Act”) or Section 4(2) of the Securities Act.

1.2       Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agree to purchase the Common Stock (collectively, the “Securities”) for an aggregate purchase price of            Dollars ($___,000), or $____ per share of Common Stock (the “Purchase Price”). The closing of the purchase and sale of the Securities to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Legal & Compliance, LLC on December 10, 2011 or such other agreed upon time and place (the “Closing”). Subject to the terms and conditions set forth in this Agreement, the date and time of the Closing shall be the Closing Date (or such later date as is mutually agreed to by the Company and the Purchaser), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Purchaser: (i) a certificate for the Common Stock and (ii) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer to the trust account of Legal & Compliance, LLC on behalf of Darwin which funds shall be released to Darwin at the direction of Darwin.

1.3       Reverse Merger Transaction. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement, the Company will issue shares of its Common Stock to the members of Vigilant Document Services, LLC, a Florida limited liability company (“VDS”), pursuant to that certain Agreement and Plan of Merger dated as of December 10, 2010 by and among the Company, Clean Slate Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and the Company preferred shareholders (the “Merger Agreement”). Pursuant to the Merger Agreement, VDS will merge with and into Merger Sub, with Merger Sub being the surviving corporation and the Company’s wholly-owned subsidiary. Each membership interest of VDS outstanding immediately prior to the effective time of the merger will be converted into shares of the Company’s Common Stock (the “Reverse Merger Transaction”).

ARTICLE 2.      REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and each Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of
Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company’s Form 10-K for the year ended December 31, 2009, including the accompanying financial statements (the “Form 10-K”), in the Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (collectively, the “Form 10-Q”) or as set forth in Schedule 2.1(g). Except as set forth on Schedule 2.1(a), the Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement ”) (collectively, the “Transaction Documents”) and to issue and sell the Common Stock in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Capitalization. The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Common Stock, of which 20,535 (post 1:1000 reverse split) shares are issued and outstanding; and (ii) 8,000,000 shares of preferred stock, of which no shares of Series A Preferred Stock are issued and outstanding and 5,000,000 shares of Series B Preferred Stock are issued and outstanding (the “Preferred Shares”). All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized.

Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d)     Issuance of Shares. The shares of Common Stock to be issued at the Closing have been duly authorized by all necessary corporate action and the Common Stock, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable.

(e)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.

The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the shares of Common Stock in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f)     Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the request of the Purchaser, the Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents. The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Form 10-K, Form 10-Q, and the current report on Form 8-K that is required to be and shall be filed by the Company within four business days after the Closing Date to disclose the transactions contemplated hereby and under the other Transaction Documents and the transactions contemplated by the Merger Agreement (the “Form 8-K”), complied and, in the case of the Form 8-K, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of respective dates, neither the Form 10-K nor the Form 10-Q contained or, in the case of the Form 8-K, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)     Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary ” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h)     No Material Adverse Effect. Other than as disclosed in the Company’s Commission Documents, neither the Company nor any of its subsidiaries has experienced or suffered any Material Adverse Effect.

(i)     No Undisclosed Liabilities. Except as disclosed in the Form 10-K, the Form 10-Q, and the Form 8-K, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j)     No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)     Indebtedness. The Form 10-K, Form 10-Q, and the Form 8-K set forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “ Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l)     Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Form 10-K, the Form 10-Q, and the Form 8-K free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, all properties and assets (i) purportedly owned or used by them as reflected in the Form 10-K, Form 10-Q, and the Form 8-K or (ii) necessary for the conduct of their business as currently conducted except for those disclosed in the Form 10-K, Form 10-Q and the Form 8-K. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m)      Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

(n)     Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)     Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)     Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q)     Disclosure. Except as set forth in Schedule 2.1(q), neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(r)     Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s)     Environmental Compliance. Since their inception, neither the Company, nor any of its subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of the Company and its Subsidiaries. Each of Company and its Subsidiaries has operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)     Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-K, the Form 10, or the Form 8-K, the books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u)     Material Agreements. Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(v)     Transactions with Affiliates. Except as set forth in the Commission Documents, the Transaction Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company or any subsidiary on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w)     Securities Act of 1933. Assuming the accuracy of the representations of the Purchaser set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the shares of Common Stock hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Common Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Common Shares in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Common Shares.

(x)     Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Common Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(y)     Employees. Except as disclosed in the Commission Documents or the Form 8-K, neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Commission Documents or the Form 8-K, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents on the Form 8-K that is not so disclosed.

(z)     Absence of Certain Developments. Since September 30, 2010, neither the Company nor any subsidiary has:

(i)     issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)     borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii)     discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)     declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)     sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

(vi)     sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or their representatives;

(vii)          suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)     made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)     made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x)     entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)     made charitable contributions or pledges in excess of $10,000;

(xii)          suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)     experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)     effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv)          entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa)     Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb)     ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Shares of Common Stock will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc)     Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue the shares of Common Stock in accordance with this Agreement regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd)     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Common Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since September 1, 2010, except as contemplated under the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

2.2       Representations and Warranties of the Purchaser. Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date:

(a)     Organization and Good Standing of the Purchaser. Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     Authorization and Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which Purchaser is a party and to purchase the Common Shares. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Purchaser is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement and each of the other Transaction Documents to which Purchaser is a party has been duly authorized, executed and delivered by Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with the terms thereof.

(c)     No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not: (i) result in a violation of Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Purchaser). Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which Purchaser is a party or to purchase the Preferred Shares or acquire the Warrant in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)     Acquisition for Investment. Purchaser is acquiring the Common Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Purchaser does not have a present intention to sell the Common Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Common Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, Purchaser does not agree to hold the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Common Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Purchaser further acknowledges that the purchase of the Common Shares.

(e)     Status of Purchaser. Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f)     Opportunities for Additional Information. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)      No General Solicitation. Purchaser acknowledges that the Common Shares were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)     Rule 144. Purchaser understands that the Common Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)     General. Purchaser understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(j)     Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchaser under Section 13 and/or Section 16 of the Exchange Act, each Purchaser is acting independently with respect to its investment in the Shares.

(k)     Trading Activities. Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Common Stock for a period of one (1) year following the Closing.

(l)      Brokers. Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE 3.      COVENANTS

The Company covenants with Purchaser as follows, which covenants are for the benefit of the Purchaser and their permitted assignees (as defined herein).

3.1       Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Common Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares to the Purchaser or subsequent holders.

3.2       Registration and Listing. The Company shall: (i) comply in all respects with its reporting and filing obligations under the Exchange Act, (ii) comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (iii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. The Company will take all action necessary to continue the quotation or listing of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.3       Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as Purchaser shall: (i) be obligated hereunder to purchase the Shares, or (ii) shall beneficially own securities of the Company which, in the aggregate, are convertible into or exercisable for securities representing more than 5% of the total combined voting power of all voting securities then outstanding on a fully diluted basis, or (iii) shall own Shares which, in the aggregate, represent more than 5% of the total combined voting power of all voting securities then outstanding on a fully diluted basis (“Information Rights Purchaser”), for purposes reasonably related to such Purchaser interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

Such Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Purchaser pursuant to this Agreement or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (a) to its attorneys, accountants and other professionals in connection with their representation of Purchaser in connection with Purchaser investment in the Company, (b) to any prospective permitted transferee of the Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.3, (iii) to any general partner or affiliate of Purchaser. The Company may require Purchaser to execute a separate confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of Purchaser inspection rights pursuant to this Section 3.3.

3.4       Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

3.5       Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.6       Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at Purchaser’s request the Company shall furnish the following to Purchaser so long as such Purchaser shall beneficially own any Shares:

(a)     Quarterly Reports filed with the Commission on Form 10-Q as soon as practicable after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)     Annual Reports filed with the Commission on Form 10-K as soon as practicable after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)     Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

3.7       Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares.

3.8       Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

3.9       Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

3.10       Use of Proceeds. The net proceeds from the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

3.11       Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the aggregate number of shares of Common Stock needed to provide for the issuance of the Common Shares.

3.12       Disposition of Assets. So long as any Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company and its Subsidiaries or between Subsidiaries of the Company, (iii) sales or transfers between the Company, any of its Subsidiaries or (iv) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

3.13       Reporting Status. So long as Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

3.14       Disclosure of Transaction. The Company shall file with the Commission a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date. “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

3.15       Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

3.16       Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and if Purchaser effects a pledge of Common Stock, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by Purchaser.

ARTICLE 4.      CONDITIONS

4.1       Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the underlying Shares to the Purchaser is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)     Accuracy of Purchaser Representations and Warranties. The representations and warranties of Purchaser in this Agreement and each of the other Transaction Documents to which Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)     Performance by the Purchaser. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the respective Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Delivery of Purchase Price. The Purchase Price for the Shares has been delivered to the trust account of Darwin’s attorney, Legal & Compliance, LLC.

(e)     Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is a parties have been duly executed and delivered by the Purchaser to the Company.

(f)     Reverse Merger Transaction. Prior to Closing, the Reverse Merger Transaction shall have been consummated.

4.2       Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

(a)     Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)     No Suspension, Etc. Quotation of the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing).

(d)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)     Reserved.

(g)     Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to Purchaser.

(h)     Certificates. The Company shall have executed and delivered to the Purchaser the certificates (in such denominations as Purchaser shall request) for the Shares being acquired by Purchaser at Closing.

(i)     Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to Purchaser (the “Resolutions”).

(j)     Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a sufficient number of shares of Common Stock.

(k)     Secretary’s Certificate. The Company shall have delivered to Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(l)     Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(m)     Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(n)     Reverse Merger Transaction. Prior to Closing, the Reverse Merger Transaction shall have been consummated.

ARTICLE 5.      STOCK CERTIFICATE LEGEND

5.1       Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

Whenever a certificate representing the Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Shares (provided that a registration statement under the Securities Act providing for the resale of the Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE 6.      INDEMNIFICATION

6.1       General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

6.2       Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.

The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE 7.      MISCELLANEOUS

7.1       Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2       Specific Enforcement, Consent to Jurisdiction.

(a)      The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)     All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defence of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, Managers, officers, shareholders, Members, employees or agents) shall be submitted to binding arbitration with the American Arbitration Association in Marion County, Florida.

7.3       Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the Purchaser, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

7.4       Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Darwin Resources, Inc.

Copy to:

Legal & Compliance, LLC
330 Clematis Street, Suite 214,
West Palm Beach, FL 33401
Facsimile: (561) 514-0832
Attn: Laura E. Anthony, Esq.

If to Purchaser:

Aptek Communications Products, Inc.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

7.5       Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6       Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

7.8       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9       Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The exclusive jurisdiction for the resolution of any conflicts regarding this Agreement shall be in the courts of Marion County, Florida. This exclusive jurisdiction is a material provision to this Agreement.

7.10       Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for a period of two years following the Closing Date.

7.11       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.12       Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.13       Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.14       Attorney’s fees.Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other Party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

7.15       Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Registration Rights Agreement and the other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Darwin Resources, Inc.:

By:/s/ RICHARD ASTROM
Name:Richard Astrom
Title:President; CEO

Aptek Communications Products, Inc.

By:
Name:
Title:

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________________

FORM OF REGISTRATION RIGHTS AGREEMENT